SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 1999

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                             Internet HOLDRsSM Trust
                      [Issuer with respect to the receipts]

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                             Commission File Number

                                   13-5674085
                      (I.R.S. Employer Identification No.)

                                250 Vesey Street
                            New York, New York 10281
              (Address of principal executive offices and zip code)

                                 (212) 449-1000
              (Registrant's telephone number, including area code)

                               Page 1 of 5 pages.
                      The Exhibit Index appears at Page 4.

Item 5.  Other Events

         On November 19, 1999 Exodus Communications, Inc., effected a two-for-one stock split on its common stock by means of a stock dividend. On December 14, 1999 shareholders received one additional share for every share they owned of record on November 30, 1999.

         On December 3, 1999 Inktomi Corporation declared a two-for-one stock split on its common stock to be effected by means of a stock dividend to shareholders of record on December 14, 1999. At such date, the shares of common stock will begin trading on a split-adjusted basis on December 30, 1999.

         On December 15, 1999 CMGI, Inc. declared a two-for-one stock split on its common stock to be effected by means of a stock dividend to shareholders of record on December 28, 1999. The shares of common stock will begin trading on a split-adjusted basis on January 11, 2000.

         On December 20, 1999, DoubleClick Inc. declared a two-for-one stock split on its common stock, to be effected by means of a stock dividend to shareholders of record on December 31, 1999. The shares of common stock will begin trading on a split-adjusted basis on January 10, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

               (99) Internet HOLDRsSM Trust Prospectus Supplement No. 2 dated
                    December 23, 1999 to Prospectus dated September 22, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date:  December 23, 1999      By:  /s/ Stephen G. Bodurtha
                                   ---------------------------
                                   Name:  Stephen G. Bodurtha
                                   Title: Attorney-in-Fact

                                  EXHIBIT INDEX

Number and Description of Exhibit                            Sequential
---------------------------------                            Page Number
                                                             -----------

(99) Internet HOLDRsSM Trust Prospectus                          Pg. 5
Supplement No. 2 dated December 23, 1999 to
Prospectus dated September 22, 1999.